Sullivan & Cromwell
                                                125 Broad Street, New York 10004
New York Telephone (212) 850-4000





                                                May 20, 1988


Seligman Mutual Benefit Portfolios, Inc.,
One Bankers Trust Plaza
New York, New York 10006

Dear Sirs:

     In  connection  with  Pre-Effective  Amendment  No.  2 to the  Registration
Statement on Form N-1A (File No. 33-15253) of Seligman Mutual Benefit Portfolios, Inc., a Maryland corporation (the "Fund"), which you expect to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares, par value $.001 per share (the "Shares") of five Series, we, as your counsel, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion:

     (1) The Fund has been duly incorporated and is an existing corporation in good standing under the laws of the State of Maryland.

     (2) The Shares have been duly authorized to the extent of 1,000,000,000 Shares and, when the Registration Statement referred to above has become effective under the Securities Act and the Shares of each Series have been issued as described in such Registration Statement (a) for at least the par value thereof, (b) so as not to exceed the then authorized number of Shares of each Series and (c) in accordance with the authorization of the Board of Directors, the Shares of each Series will be duly and validly issued, fully paid and non-assessable.



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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Pre-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                      Very truly yours,



                                                      /s/Sullivan & Cromwell
                                                      -------------------------
                                                      Sullivan & Cromwell